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                                                                   Exhibit 10.14


                              SETTLEMENT AGREEMENT

                  This Settlement Agreement (this "Settlement Agreement") is made as of December 23, 2003, by and between CROWLEY MARITIME CORPORATION, a Delaware Corporation (the "Corporation"), and THOMAS B. CROWLEY, JR., ( "Employee").

                  WHEREAS, the Corporation and Employee have entered into a Split Dollar Life Insurance Agreement, dated as of April 6, 1992, the Amendment to Split Dollar Life Insurance Agreement, dated as of May 1, 1995, and the Second Amendment to Split Dollar Life Insurance Agreement (Original Policies), dated as of July 20, 1998 (collectively, the "Agreement");

                  WHEREAS, the policies currently subject to the Agreement are listed on Schedule A hereto (the "Policies");

                  WHEREAS, Employee has executed Limited Collateral Assignments (collectively, "Assignments") to secure the Corporation's right to receive the amounts payable to the Corporation pursuant to the Agreement, which Assignments are on file with each of the insurance carriers shown on Schedule A hereto;

                  WHEREAS, the Corporation has ceased making premium payments required by the Agreement as a result of the enactment of Section 402 of the Sarbanes-Oxley Act of 2002;

                  WHEREAS, Employee is no longer receiving the benefit of the Corporation's premium payments under the Agreement;

                  WHEREAS, the Corporation wishes to continue to provide benefits to the Employee (as were provided under the Agreement) by making interest payments to Employee as provided herein; and

                  WHEREAS, the parties wish to terminate the Agreement and execute this Settlement Agreement in full settlement of the rights and obligations of the parties under the Agreement.

                  NOW, THEREFORE, in consideration of the good and valuable consideration referred to herein, the sufficiency of which is hereby acknowledged, the parties hereto agree as follows:

                  1. Termination of the Agreement. The Agreement and all rights and obligations of each party thereunder hereby are terminated, and the Agreement shall be of no force or effect, effective as of the date hereof.

                  2. Repayment of Premiums. Concurrently with the execution and delivery of this Settlement Agreement, Employee shall pay to the Corporation in cash $7,508,187, an
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amount equal to the total amount of premiums paid by the Corporation to date on the Policies pursuant to the Agreement reduced by payments made by Employee to the Corporation pursuant to the Agreement.

                  3. Release of Rights Under Assignments. The Corporation hereby releases all its rights under the Assignments.

                  4. Payment of Interest Costs. Until the Corporation's obligation set forth in this Section 4 is terminated as provided in Section 5 hereof, the Corporation shall pay Employee each year an amount such that on an after-tax basis (applying the highest marginal federal and state income tax rates and including Medicare taxes under Section 3101(b) of the Internal Revenue
Code) the amount received by Employee will be equal to the interest cost of the "Bank Loan," as described in Schedule B attached hereto, and any refinancing thereof. Payments under this Section 4 shall be paid prior to the date the interest costs are due under the Bank Loan. With respect to the year in which a Termination Event (defined below) occurs, the Corporation shall pay an amount computed in accordance with this Section 4 with respect to the interest costs for the partial year period before the Termination Event. If the Bank Loan has not closed prior to the date of this Agreement, the Corporation shall make the payments required by this Section 4 with respect to any interim financing obtained by the Employee for the purposes of making the payment described in
Section 2, including without limitation any loans from the cash surrender value of one or more of the Policies.

                  5. Termination of Obligation. Section 4 of this Settlement Agreement shall terminate upon the first to occur of any one of the following events (the "Termination Event"):

                     (a) upon surrender or other termination of one or more of the Policies or one or more successor policies, unless Employee rolls over or reinvests the entire amount received upon surrender or other termination into one or more new policies on the life of Molly Crowley, including the policies received in the contemplated exchange under Section 1035 of the Internal Revenue Code for policies with death benefits reduced to approximately $35 million, as well as any policies acquired with the cash value of such policies ("successor policies");

                     (b) at the option of the Corporation if Employee ceases to be employed by the Corporation;

                     (c) upon the death of Molly Crowley; or

                     (d) bankruptcy, insolvency or dissolution of the Corporation.

                  6. Releases. (a) Employee, on behalf of himself and his heirs, executors, administrators, successors and assigns, does hereby irrevocably and unconditionally release, acquit and forever discharge the Corporation and its affiliates and all of its and their directors, officers and employees (collectively, the "Corporate Group") from any and all charges, complaints, grievances, claims, liabilities, obligations, promises, agreements, controversies, damages, actions, causes of action, suits, rights, demands, costs, losses, debts and expenses (including attorneys' fees and costs actually incurred), of whatever kind or nature, known or unknown, suspected or unsuspected, joint or several ("Claims"), which Employee has had or may hereafter claim to have had, against any or all of the Corporate Group arising out, relating to


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or in connection with the Agreement, including as to its existence, enforceability, validity, interpretation, performance, breach, damages or its termination.

                     (b) The Corporation does hereby irrevocably and unconditionally release, acquit and forever discharge Employee and his heirs, executors, administrators, successors and assigns (collectively, the "Employee Group") from any and all Claims of whatever kind or nature, known or unknown, suspected or unsuspected, joint or several, which the Corporation has had or may hereafter claim to have had, against any or all of the Employee Group arising out, relating to or in connection with the Agreement, including as to its existence, enforceability, validity, interpretation, performance, breach, damages or its termination.

                     (c) For the purpose of implementing a full and complete release and discharge, each of the parties expressly acknowledges that this Settlement Agreement with the general releases set forth in this Section 6 are intended to include in their effect all Claims which the parties do not know or suspect to exist in their favor at the time of execution of this Settlement Agreement, and that this Settlement Agreement and such general releases contemplate the extinguishment of all such Claims. Each of the parties expressly waives and relinquishes all rights and benefits he or it may have under Section 1542 of the California Civil Code, which provides:

         A GENERAL RELEASE DOES NOT EXTEND TO CLAIMS WHICH THE CREDITOR DOES NOT KNOW OR SUSPECT TO EXIST IN HIS FAVOR AT THE TIME OF EXECUTING THE RELEASE, WHICH IF KNOWN BY HIM MUST HAVE MATERIALLY AFFECTED HIS SETTLEMENT WITH THE DEBTOR.

                  Employee represents that he has read and understands the provisions of California Civil Code Section 1542.

                  7. Governing Law. This Settlement Agreement shall be governed by the laws of the State of California, without regard to the conflicts of laws principles thereof.

                  8. Entire Agreement, Etc. The Corporation and Employee each warrant that no promise, inducement or agreement not contained or referred to herein has been made to it or him or by it or him in connection with this Settlement Agreement. This Settlement Agreement sets forth the entire agreement between the parties as to the subject matter hereof and supersedes any and all prior agreements or understandings (written or oral) between the parties. No waiver or modification of this Agreement shall be binding unless in writing and signed by the party against whom enforcement is sought. Failure or delay on the part of either party to enforce any right, power or privilege under this Settlement Agreement shall not be deemed to constitute a waiver thereof.

                  9. Counterparts. This Settlement Agreement may be executed in one or more counterparts, and by the different parties hereto, in separate counterparts, each of which when executed shall be deemed to be an original, but all of which taken together shall constitute one and the same agreement.


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                  10. Binding Effect. This Settlement Agreement is binding upon and inures to the benefit of the Corporation and the Employee and their representatives, agents, servants, employees, heirs, successors, executors, administrators, attorneys, partners, insurers, stockholders, predecessors and assigns.

                  11. No Third Party Beneficiaries. This Settlement Agreement is for the sole benefit of the parties hereto and their permitted assigns.

                  12. Interpretation. When a reference is made in this Settlement Agreement to Sections, such reference shall be to a Section of this Settlement Agreement unless otherwise indicated. Whenever the words "include," "includes" or "including" are used in this Settlement Agreement, they shall be deemed to be followed by the words "without limitation."

                  IN WITNESS WHEREOF, the parties hereto have executed this Settlement Agreement as of the date first above written.

                                      CROWLEY MARITIME CORPORATION



                                      By: /s/ Albert M. Marucco
                                          --------------------------------------
                                      Title: Vice President and Treasurer

                                      /s/ Thomas B. Crowley, Jr.
                                      ------------------------------------------
                                      THOMAS B. CROWLEY, JR.
                                      Employee


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